UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 2, 2006
AMERICAN REPROGRAPHICS COMPANY
(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	001-32407	20-1700361

(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 North Central Avenue, Suite 550, Glendale, California	91203

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (818) 500-0225
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
The Board of Directors of American Reprographics Company elected Dewitt Kerry McCluggage to the Board of Directors effective on February 2, 2006. Mr. McCluggage was elected to fill the vacancy on the Board created by the resignation of Andrew W. Code from the Board that was effective as of January 20, 2006. The Board of Directors has determined that Mr. McCluggage satisfies the NYSE requirements for an independent director. The appointment of Mr. McCluggage to the Board in place of Mr. Code brings the Company into compliance with the Board independence requirements of the NYSE that are applicable to an NYSE listed company no later than one year after the anniversary of such company’s listing date on the NYSE.
There is no arrangement or understanding between Mr. McCluggage and any other person pursuant to which Mr. McCluggage was selected as a director, and there is no information required to be disclosed with respect to Mr. McCluggage pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2006	AMERICAN REPROGRAPHICS COMPANY
	By:	/s/ Sathiyamurthy Chandramohan
Sathiyamurthy Chandramohan
Chief Executive Officer